Exhibit 99.1

Evergreen Energy Completes a Private Placement for $16.0 Million
- Private placement included a strategic investment from WPG Resources and investments from certain members of the Evergreen Board of Directors and staff -

DENVER, February 2, 2011 — Evergreen Energy Inc. (NYSE Arca: EEE), completed a $16 million private placement of common stock and warrants to acquire up to 12 million shares of common stock pursuant to the terms of a securities purchase agreement (the “Securities Purchase Agreement”).  In this offering, Evergreen sold 6.15 million units consisting of one share of common stock and warrants to purchase 1.95 shares of common stock at a price of $2.60 per unit resulting in gross proceeds to the company of approximately $16 million.  The warrants are exercisable for a period of three years beginning August 1, 2011 at exercise prices between $2.60 and $2.80 per share.  The private placement included a strategic investment from WPG Resources (ASX: WPG), an Australian listed mineral resources company, and investments from certain members of the Evergreen Board of Directors and staff.  Lazard Capital Markets LLC served as lead placement agent for the offering.
Ilyas Khan, Executive Chairman of Evergreen, stated: “This financing enables us to accelerate our growth objectives with further confidence.  We are eager to move forward on taking advantage of the exciting opportunities that are now available. The financing, which has been supported by a wide variety of top tier financial institutions, is another small but significant step along the way to building shareholder value.”
Pursuant to the terms of the Securities Purchase Agreement, the Company also agreed to file a resale registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement.
Additional information on the Securities Purchase Agreement, the warrant and the registration rights agreement is included in the company’s Current Report on Form 8-K, which will be filed today with the Securities and Exchange Commission.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: K-Fuel® and the GreenCert™ suite of software and services.  K-Fuel technology significantly improves the performance of low-rank coals, yielding higher efficiency and lowering emissions.  GreenCert, which is owned exclusively by Evergreen, is a science-based, scalable family of environmental intelligence solutions that quantify process efficiency and greenhouse gas emissions from energy, industrial and agricultural sources and may be used to create verifiable emission reduction credits.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by unfavorable decisions in pending litigation, the inability of the Company to satisfy the terms of the settlement agreement with the holders of its 2007 and 2009 Notes, or by our inability to raise sufficient additional capital in a timely manner to pursue the development of our technology. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Becky Herrick, Lippert / Heilshorn & Associates, 415.433.3777, bherrick@lhai.com

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